FirstEnergy Corp.                    For Release: August 4, 2014
76 S. Main Street
Akron, OH 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Doug Colafella                    Irene Prezelj
(330) 384-5375                    (330) 384-3859

FirstEnergy Ohio Utilities Announce Powering Ohio’s
Progress, a Long-Term Electric Rate Stability Plan
Economic Stability Program will mitigate long-term
price volatility, reliability challenges

Akron, Ohio - FirstEnergy Corp.’s (NYSE: FE) Ohio utilities today filed a proposed Electric Security Plan (ESP) called Powering Ohio’s Progress with the Public Utilities Commission of Ohio (PUCO). The proposed plan will freeze distribution rates in place while helping keep critical baseload power plants available to serve Ohio customers.

Powering Ohio’s Progress proposes to establish electric service for a three-year period from June 1, 2016, through May 31, 2019, for customers of FirstEnergy’s Ohio’s utilities - Ohio Edison, Cleveland Electric Illuminating and Toledo Edison. A key component of the plan is a 15-year Economic Stability Program that will help mitigate rising retail prices and help ensure that vital baseload power plants built to serve Ohio customers remain available to support the state’s electric consumers and businesses.

The Economic Stability Program, as proposed, will reflect a purchased power agreement involving the Davis-Besse Nuclear Power Station in Oak Harbor, Ohio; W.H. Sammis Plant in Stratton, Ohio; and Ohio Valley Electric Corporation (OVEC) units in Gallipolis, Ohio, and Madison, Indiana. FirstEnergy’s Ohio utilities will purchase the output of these facilities and sell it into the wholesale energy and capacity markets. As power prices increase as projected over time, proceeds from the market sales that exceed costs from the purchased power agreement will be applied as credits on customers’ electric bills to mitigate volatility and address rising retail prices.
While the typical residential customer using about 750 kilowatt-hours of electricity per month could expect to see a modest increase in the initial years, the Economic Stability Program is projected to save customers approximately $2 billion over 15 years.

“Reliable, affordable electricity is critical to Ohio’s economic vitality and security,” said FirstEnergy President and Chief Executive Officer Anthony J. Alexander. “Our utilities have made great strides enhancing service reliability across our system of poles and wires, but Ohio’s economic security and quality of life is highly dependent on maintaining a diverse mix of baseload coal and nuclear power plants. Powering Ohio’s Progress helps ensure these vital facilities continue powering the state’s energy-intensive economy, helps protect customers against volatility as future prices rise, and preserves $1 billion in annual statewide economic benefits, vital tax revenues for local communities, and an estimated 3,000 direct and indirect jobs created by these plants.”

FirstEnergy’s current ESP is widely considered a success in terms of its ability to produce competitively priced electricity for customers who remain with the utility for all facets of electric service, as well as giving customers the ability to freely shop for a competitive retail electric supplier. Overall distribution rates for an average residential electric customer have only increased by 40 cents, or about one percent, since FirstEnergy’s first ESP took effect in 2009.

Under Powering Ohio’s Progress, many of the customer benefits in the utilities’ current ESP will continue, including:

•	Freezing the current base distribution rates through May 31, 2019.

•	Continuing to provide generation supply to non-shopping customers through a competitive bid process.

•	Retaining customers' option to shop for a competitive retail electric supplier.

•	Providing up to $6 million per year in economic development funding for Ohio communities and energy efficiency assistance to low-income customers during the three-year term of the plan.

•	Supporting continued investment in distribution system reliability.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Follow FirstEnergy on Twitter @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and planned distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases and the Electric Security Plan IV; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C.; economic or weather conditions affecting future sales and margins such as the polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gas emission, water discharge, and coal combustion residual regulations, the potential impacts of Cross State Air Pollution Rule, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to,  the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, our announced dividend reduction and our proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.